EXHIBIT 5.1

July 17, 2008
Critical Therapeutics, Inc.
60 Westview Street
Lexington, MA 02141
Re: Registration Statement on Form S-4
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the “Registration Statement”) being filed by Critical Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 101,450,013 shares (the “Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company issuable pursuant to the Agreement and Plan of Merger, dated as of May 1, 2008, by and among the Company, Cornerstone BioPharma Holdings, Inc., a Delaware corporation and Neptune Acquisition Corp., a Delaware corporation (the “Merger Agreement”).
We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This filing includes as an exhibit an opinion of Wilmer Cutler Pickering Hale and Dorr LLP. Wilmer Cutler Pickering Hale and Dorr LLP hereby confirms to the staff that the reference made in its opinion to the General Corporation Law of the State of Delaware includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Critical Therapeutics, Inc.
July 17, 2008

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement will have become effective under the Securities Act, (ii) the stockholders of the Company will have approved the issuance of the Shares and all amendments to the Company’s certificate of incorporation contemplated by the Merger Agreement in accordance with Delaware law, (iii) the amendment to the Company’s certificate of incorporation effecting a reverse stock split of the Company’s common stock in accordance with the Merger Agreement is filed with and accepted by the Secretary of State of the State of Delaware and (iv) the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement.
Based upon and subject to the foregoing, we are of the opinion that the Shares will be duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Proxy Statement/Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Michael J. LaCascia, Esq. Michael J. LaCascia, Esq., Partner